                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.   20549

                                       --------

                                   AMENDMENT NO. 1
                            TO CURRENT REPORT ON FORM 8-K
                                          ON

                                      FORM 8-K/A


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  ( Date of earliest event reported)  December 2, 1996


                                   THE TORO COMPANY
                (Exact name of registrant as specified in its charter)


       DELAWARE                      1-8469                 41-0580470
(State or other jurisdiction  (Commission File No.)        (IRS Employer
     of incorporation)                                   Identification No.)


8111 LYNDALE AVENUE SOUTH, BLOOMINGTON, MINNESOTA                 55420-1196
(Address of principal executive office)                           (zip code)


612/888-8801
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. THE FOLLOWING DOCUMENTS ARE INCLUDED AS PART OF THIS REPORT:


    (a) Financial Statements of Business Acquired:                   Page No.
                                                                     -------

         James Hardie Irrigation Group Financial Statements
          for the year ended March 31, 1996
              Report of Independent Accountants                      A-1
              Combined Balance Sheet as of March 31, 1996            A-2
              Combined Statement of Operations for the year
                   ended fiscal March 31, 1996                       A-3
              Combined Statement of Divisional/Shareholders'
                   Equity for the fiscal year ended March 31, 1996   A-4
              Combined Statement of Cash Flows for the year
                   ended fiscal March 31, 1996                       A-5
              Notes to the Combined Financial Statements             A-6 to
                                                                     A-17
              Condensed Combined Balance Sheet
                   as of  October 31, 1996                           A-18
              Condensed Combined Statement of Operations
                   for the seven months ended October 31, 1996       A-19
              Condensed Combined Statement of Cash Flows
                   for the seven months ended October 31, 1996       A-20
              Notes to the Condensed Combined Financial
                   Statements                                        A-21

    (b) Pro forma Financial Information:

              Pro forma Information                                  B-1
              Pro forma Condensed Combined Balance Sheet
                   as of October 31, 1996                            B-2
              Pro forma Condensed Combined Statement of
              Operations for the fiscal year ended
                   October 31, 1996                                  B-3
              Notes to Pro forma Condensed Combined
                   Financial Statements                              B-4


    (c) Exhibits:
         Exhibit 23 - Consent of Coopers & Lybrand L.L.P.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  THE TORO COMPANY
                                    (Registrant)


Date:  February 18, 1997               By   /s/ J. Lawrence McIntyre
                                       ----------------------------------------
                                                J. Lawrence McIntyre
                                                Vice President, Secretary and
                                                General Counsel

                          REPORT OF INDEPENDENT ACCOUNTANTS
                                   ---------------


To the Board of Directors of
The Toro Company


We have audited the accompanying combined balance sheet of James Hardie Irrigation (a division of James Hardie Irrigation, Inc.), James Hardie Irrigation Pty Limited and James Hardie Irrigation Europe S.p.A. (collectively, "the James Hardie Irrigation Group") as of March 31, 1996 and the related combined statements of operations, divisional/shareholders' equity and cash flows for the fiscal year then ended. These financial statements are the responsibility of the James Hardie Irrigation Group management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 11 to the combined financial statements, effective December 1, 1996, the James Hardie Irrigation Group was sold to The Toro Company.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the James Hardie Irrigation Group as of March 31, 1996 and the results of their combined operations and their combined cash flows for the fiscal year then ended, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

Los Angeles, California
February 18, 1997

                            JAMES HARDIE IRRIGATION GROUP

                                COMBINED BALANCE SHEET
                                 as of March 31, 1996
                                       --------


         ASSETS:

Current assets:
   Cash and cash equivalents                                       $2,182,110
   Trade accounts receivable, less allowances of $3,968,856        45,735,731
   Inventories                                                     32,045,967
   Prepaid and other current assets                                   731,105
   Receivable from the U.S. Parent and affiliates                     898,576
   Deferred income taxes                                            3,928,777
                                                                  -----------
         Total current assets                                      85,522,266

Receivable from affiliates                                          6,051,658
Property, plant and equipment, net                                 31,599,285
Intangible assets, net                                              3,252,440
Other assets                                                        6,645,289
Deferred income taxes                                               1,203,336
                                                                  -----------

         Total assets                                            $134,274,274
                                                                  -----------
                                                                  -----------


LIABILITIES AND DIVISIONAL/SHAREHOLDERS' EQUITY:

Current liabilities:
   Bank overdrafts                                                 $3,006,422
   Trade accounts payable                                           8,271,375
   Accrued expenses and other liabilities                           7,083,183
                                                                  -----------
         Total current liabilities                                 18,360,980

Loans due to the U.S. Parent and affiliates                       114,260,544
Severance liability                                                   199,745
                                                                  -----------

         Total liabilities                                        132,821,269
                                                                  -----------

Commitments and contingencies (Note 8)

Divisional and shareholders' equity:

   Share capital                                                    9,981,346
   Additional paid-in capital                                         590,643
   Accumulated deficit/divisional equity                           (8,403,344)
   Foreign currency translation adjustment                           (715,640)
                                                                  -----------

         Total divisional/shareholders' equity                      1,453,005
                                                                  -----------

         Total liabilities and divisional/shareholders' equity   $134,274,274
                                                                  -----------
                                                                  -----------

                 The accompanying notes are an integral part of the
                            combined financial statements.

                            JAMES HARDIE IRRIGATION GROUP

                           COMBINED STATEMENT OF OPERATIONS
                       for the fiscal year ended March 31, 1996
                                       --------

Net sales                                                                         $139,523,569

Other revenues                                                                       1,009,206
                                                                                  ------------
   Total revenues                                                                  140,532,775

Cost of sales                                                                       95,358,061
                                                                                  ------------

   Gross profit                                                                     45,174,714

Selling, general and administrative expenses                                        40,771,146

Research and development expenses                                                      925,012
                                                                                  ------------

   Operating income                                                                  3,478,556

Interest expense to third parties                                                       96,834

Management fees and other expenses to the U.S. Parent and affiliates                   794,375

Interest expense to the U.S. Parent and affiliates                                   4,002,381

Interest income from the U.S. Parent and affiliates                                 (1,140,770)

Other (income) expense, net                                                            198,383
                                                                                  ------------

   Loss before income taxes                                                           (472,647)
Income tax provision                                                                   (94,362)
                                                                                  ------------

   Net loss                                                                          ($567,009)
                                                                                  ------------
                                                                                  ------------



                 The accompanying notes are an integral part of the
                            combined financial statements.

                            JAMES HARDIE IRRIGATION GROUP

                COMBINED STATEMENT OF DIVISIONAL/SHAREHOLDERS' EQUITY
                       for the fiscal year ended March 31, 1996
                                       --------


                                                                          Accumulated       Foreign           Total
                                   Number of                Additional      Deficit/        Currency        Divisional/
                                     Shares       Share      Paid-In      Divisional       Translation     Shareholders'
                                  Outstanding    Capital     Capital        Equity         Adjustment         Equity
                                  -----------   ---------  -----------  -------------      -----------      ------------
James Hardie Irrigation
at March 31, 1995                      -            -           -      $13,199,340             -          $13,199,340

James Hardie Irrigation Pty
Limited at March 31, 1995         12,000,000   $8,759,124       -      (20,734,406)            -          (11,975,282)

James Hardie Irrigation
Europe S.p.A. at March 31,
1995                                   2,090    1,222,222   $590,643      (301,269)            -            1,511,596
                                  ----------    ---------    -------     ---------          -------         ---------

Combined balances,
March 31, 1995                    12,002,090    9,981,346    590,643    (7,836,335)            -            2,735,654

Net loss for the fiscal year
ended March 31, 1996                   -            -           -         (567,009)            -             (567,009)

Foreign currency translation
adjustment                             -            -           -             -           ($715,640)         (715,640)
                                  ----------    ---------    -------     ---------          -------         ---------

Balance, March 31, 1996           12,002,090   $9,981,346   $590,643   ($8,403,344)       ($715,640)       $1,453,005
                                  ----------    ---------    -------     ---------          -------         ---------
                                  ----------    ---------    -------     ---------          -------         ---------



                 The accompanying notes are an integral part of the
                            combined financial statements.

                            JAMES HARDIE IRRIGATION GROUP

                           COMBINED STATEMENT OF CASH FLOWS
                       for the fiscal year ended March 31, 1996
                                   ---------------

Cash flows from operating activities                                ($567,000)
   Net loss
   Adjustments to reconcile net loss to
       net cash provided by operating activities:

       Depreciation and amortization                                5,622,972
       Inventory valuation allowance                                  (83,080)
       Allowance for doubtful accounts                                238,155
       Gain on sale of assets                                          73,659
       Deferred income taxes                                          628,840
       Severance provision                                             50,900
       Working capital and other changes related to operations:
           Trade accounts receivable                               (7,078,437)
           Inventories                                             11,134,338
           Prepaid and other current assets                           150,788
           Receivable from the U.S. Parent and affiliates          (4,699,151)
           Deposits                                                    54,035
           Trade accounts payable                                      60,580
           Accrued expenses and other liabilities                  (1,452,374)
           Severance liability                                       (114,836)
                                                                  -----------
               Net cash provided by operating activities            4,019,380
                                                                  -----------

Cash flows from investing activities:
   Capital expenditures                                            (7,871,184)
   Increase in purchased software                                  (2,011,633)
   Proceeds from sale of fixed assets                                 499,431
                                                                  -----------

               Net cash used in investing activities               (9,383,386)
                                                                  -----------

Cash flows from financing activities:
   Increase in loans due to the U.S. Parent and affiliates          3,342,314
   Decrease in bank overdraft                                         180,207
                                                                  -----------

               Net cash provided by financing activities            3,522,521

Effect of exchange rate changes on cash                              (382,965)
                                                                  -----------
               Net decrease in cash and cash equivalents           (2,224,450)

Cash and cash equivalents at beginning of fiscal year               4,406,560
                                                                  -----------

Cash and cash equivalents at end of fiscal year                    $2,182,110
                                                                  -----------
                                                                  -----------

Supplemental disclosure of cash flow information:
   Interest paid to third parties                                    $100,559
   Interest paid to affiliates                                        378,026
   Income taxes paid                                                   52,762


                 The accompanying notes are an integral part of the
                            combined financial statements.

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------

1.  Basis of Presentation and Summary of Significant Accounting Policies:

    THE COMPANIES

    The combined financial statements of the James Hardie Irrigation Group (the "Companies") have been prepared by combining the assets, liabilities, divisional and shareholders' equity, results of operations and cash flows of James Hardie Irrigation, a division of James Hardie Irrigation, Inc. ("Hardie U.S."), (a wholly owned subsidiary of J.H. Industries (USA), Inc. (the "U.S. Parent")), James Hardie Irrigation Pty Limited ("Hardie Australia"), a corporation organized under the laws of South Australia, and James Hardie Irrigation Europe S.p.A. ("Hardie Europe"), a corporation organized under the laws of Italy. The effects of all transactions between the Companies have been eliminated in the combined financial statements. Prior to the acquisition discussed in Note 11, the Companies were owned directly or indirectly by James Hardie Industries Limited, an Australian company and the ultimate parent company (the "Parent").

    The Companies manufacture and distribute products for the landscape and agricultural irrigation industries and market a wide selection of products for residential and commercial irrigation applications. The Companies are headquartered in Laguna Niguel, California; Beverly, South Australia; and Fiano Romano, near Rome, Italy. The Companies also have production and distribution facilities in various locations in the United States and Australia.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash balances and all highly liquid investments with original maturities of three months or less at the date of purchase. The Companies maintain cash accounts with established commercial banks. In the United States, such cash accounts periodically exceed the Federal Deposit Insurance Corporation insured limit of $100,000 for each account.

    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined using standard costs which approximate actual cost utilizing the first-in, first-out ("FIFO") method. The Companies maintain inventory allowances for slow-moving and obsolete inventory.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost or the fair value as of the date acquired in a business combination accounted for as a purchase, less accumulated depreciation and amortization. Depreciation of buildings, plant and equipment is computed using the straight-line method based on the estimated useful lives ranging from 3 to 40 years.


                                      Continued
                                         A-6

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------

1.  Basis of Presentation and Summary of Significant Accounting Policies,
    Continued:

    PROPERTY, PLANT AND EQUIPMENT, CONTINUED

    Leasehold improvements are amortized on the straight-line basis over their estimated economic useful lives or the life of the lease, whichever is shorter.

    Expenditures for maintenance and repairs are expensed as incurred. Costs of major replacements and betterments are capitalized. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the appropriate accounts and any gain or loss is included in income.

    TOOLING COSTS

    Perishable tooling costs are charged to expense in the year incurred. Certain non-perishable tooling costs are capitalized in machinery and equipment and depreciated over their estimated useful lives which range from 3 to 8 years.

    INTANGIBLE ASSETS

    Intangible assets are stated at cost or at fair value as of the date acquired in a business combination accounted for as a purchase, less accumulated amortization. Amortization of intangible assets is computed on a straight-line basis over their estimated useful lives of 17 years for patents and 20 years for goodwill.

    Goodwill is comprised of the excess of cost over the fair value of the net assets of businesses acquired in purchase transactions. The Companies' management periodically evaluates the realizability of goodwill, and impairment losses, if any, are recognized when the expected nondiscounted future operating cash flows derived from such assets are less than their carrying value. During the fiscal year ended March 31, 1996, the Companies adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets
    to be Disposed of."   SFAS No. 121 requires that long-lived assets and
    certain identifiable intangible assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. The adoption of SFAS No. 121 did not have any impact on the financial position, results of operations, or cash flows of the Companies.

    INCOME TAXES

    The Companies are subject to taxation under applicable tax laws in the
    United States, Australia, Italy and Greece.   Hardie U.S.  is included in
    the consolidated tax return filed by the U.S. Parent, which is responsible for making tax payments on behalf of the subsidiaries included in the consolidated group. These tax payments are allocated to the various members of the consolidated group through the intercompany accounts.
    Hardie Australia and Hardie Europe file income tax returns and pay income taxes on their own behalf. In the event of a taxable loss incurred by Hardie Australia, the tax loss is transferred to the Parent or an affiliate and the tax benefit is allocated to Hardie Australia.


                                      Continued
                                         A-7

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------

1.  Basis of Presentation and Summary of Significant Accounting Policies,
    Continued:

    INCOME TAXES, CONTINUED

    The Companies account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which prescribes an asset and liability approach. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

    The provision for income taxes includes federal, state and foreign income taxes currently payable as if each of the Companies had filed a separate tax return, and those taxes deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Such temporary differences primarily result from the use of accelerated methods of depreciation for tax purposes, allowances for accounts receivable, differences between book and tax inventory, and accrued expenses.

    ADVERTISING EXPENSES

    Advertising expenses are charged to operations in the year incurred and totalled $2,776,152 for the fiscal year ended March 31, 1996.

    REVENUE RECOGNITION

    The Companies recognize revenue when product is shipped to customers. In accordance with industry practices, the Companies may permit returns of their product for credit and provide an allowance for potential sales returns when the product is shipped.

    WARRANTY COSTS

    The Companies provide for estimated warranty costs as products are shipped.

    RESEARCH AND DEVELOPMENT

    Research and development costs are charged to expense in the year incurred in accordance with SFAS No. 2, "Accounting for Research and Development Costs."

    SELF-INSURANCE

    Hardie U.S. is self-insured through the U.S. Parent for health-related costs for each employee working in the United States, up to a maximum of $75,000 per covered person per policy year or an aggregate stop loss of 125% of Expected Paid Claims, as defined in the insurance contract. Any amounts in excess of this maximum are subject to reimbursement by the insurance carrier. Provisions for claims expected under this program are recorded by the U.S. Parent (and allocated to Hardie U.S.), including the


                                      Continued
                                         A-8

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


1.  Basis of Presentation and Summary of Significant Accounting Policies,
    Continued:

    SELF INSURANCE, CONTINUED

    U.S. Parent's estimate of the aggregate liability for claims incurred but not reported through the fiscal year-ended March 31, 1996 based on historical information.

    SEVERANCE COSTS

    Under Italian and Greek law, Hardie Europe accrues deferred compensation which is payable to employees when employment is terminated for any reason. The severance liability included in the combined financial statements represents the estimated amount payable to employees, based upon their compensation and an inflation index as of March 31, 1996.

    CONCENTRATION OF CREDIT RISK

    The Companies are engaged in the business of manufacturing and distributing products for the landscape and agricultural irrigation industries primarily throughout the United States and Australia to various retailers, wholesalers and installation contractors. Concentration of credit risk with respect to trade receivables for the Companies is limited due to the large number of customers comprising the Companies' customer base, and their dispersion across several geographical regions. The Companies maintain allowances for potential credit losses. In general, the Companies do not require collateral in relation to these trade receivables.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, trade accounts receivable, trade accounts payable, accrued expenses and other liabilities and amounts currently due to and from affiliates approximate fair value because of the short-term maturity of these instruments.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.


                                      Continued
                                         A-9

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


1.  Basis of Presentation and Summary of Significant Accounting Policies,
    Continued:

    FOREIGN CURRENCY TRANSLATION

    The functional currency of each of the Companies is the applicable local currency. The functional currency is translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation," which is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the fiscal year ended March 31, 1996. The gains or losses resulting from such translations are included in equity. Gains and losses from foreign currency transactions are included in income currently.

2.  Inventories:

    Inventories consist of the following components as of March 31, 1996:

    Finished goods                          $22,113,330
    Raw materials                             7,759,097
    Work-in-process                           4,731,250
                                            -----------
                                             34,603,677

    Less: Inventory valuation allowance      (2,557,710)
                                            -----------
                                            $32,045,967
                                            -----------
                                            -----------

3.  Property, Plant and Equipment:

    Property, plant and equipment consists of the following components as of March 31, 1996.


    Machinery and equipment              $58,672,262
    Buildings and improvements            11,296,613
    Furniture and fixtures                 1,352,091
    Leasehold improvements                 1,110,169
    Land                                   1,370,943
    Automobiles                              971,519
    Construction-in-progress
                                           5,080,902
                                         -----------
                                          79,854,499
Less: Accumulated depreciation and
     amortization                        (48,255,214)
                                         -----------
                                         $31,599,285
                                         -----------
                                         -----------


                                      Continued
                                         A-10

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


3.  Property, Plant and Equipment, Continued:

    Construction-in-progress is primarily comprised of tooling and molds, production machinery and equipment and certain computer equipment which has not yet been placed in service.


4.  Intangible Assets:

    Intangible assets consist of the following components as of March 31, 1996:

    Costs in excess of fair value of net assets of
            businesses acquired                        $7,642,904
    Patents and trade names                               800,642
                                                       ----------

                                                        8,443,546

    Less: Accumulated amortization                     (5,191,106)
                                                       ----------

                                                       $3,252,440
                                                       ----------
                                                       ----------


5.  Other Assets:

    Other assets consist of the following components as of March 31, 1996:

    Land and building held for sale, at
       estimated net realizable value                $4,350,000
    Purchased software                                2,011,633
    Deposits                                            283,656
                                                     ----------
                                                     $6,645,289
                                                     ----------
                                                     ----------

    In March 1994, Hardie U.S. suspended operations at its Carson City, Nevada manufacturing facility and transferred the majority of the machinery and equipment, inventory and personnel to other facilities of Hardie U.S. At March 31, 1996, the Carson City facility was held for sale and written down to its net realizable value. Effective December 1, 1996, the Carson City land and building were transferred to a subsidiary of the U.S. Parent.



                                      Continued
                                         A-11

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


5.  Other Assets, Continued:

    In fiscal year 1995, Hardie U.S. purchased satellite technology and computer software from Sovran (PTY) Ltd. The acquired technology enables the operator to control large irrigation systems from remote locations via computer. Hardie U.S. is currently adapting the acquired technology to enhance its line of irrigation products. As of March 31, 1996, Hardie U.S. has capitalized $2,011,633 associated with the initial acquisition and subsequent costs incurred to modify the then existing technology. Amortization of these costs will commence upon the release of the new product line to the market.


6.  Income Taxes:

    The following are the components of the provision for federal, state and foreign income taxes included in the combined statement of operations for the fiscal year ended March 31, 1996. There was no provision for income taxes for Hardie Europe for the fiscal year ended March 31, 1996.

    Current:
         U.S. Federal                      $ 3,000
         Australian Federal                 56,000
         State                               1,000
                                           -------

                                            60,000
                                           -------
    Deferred:
         U.S. Federal                      140,957
         Australian Federal               (115,557)
         State                               8,962
                                           -------

                                            34,362
                                           -------

    Income tax provision                   $94,362
                                           -------
                                           -------

    Deferred tax assets and liabilities consist of the following components as of March 31, 1996:

    Gross deferred tax assets:

         Inventory                                      $997,011
         Fixed assets                                    369,236
         Allowance for doubtful accounts                 621,820
         Accrued expenses                              2,638,491
         Net operating loss carryforwards                877,473
         Other                                            74,796
                                                      ----------
    Total deferred tax assets                          5,578,827

         Valuation allowance                            (446,714)
                                                      ----------
              Net deferred tax assets                 $5,132,113
                                                      ----------
                                                      ----------

                                      Continued

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


6.  Income Taxes, Continued:

    Management has provided a valuation allowance against those net operating loss carryforwards and temporary differences which are estimated to expire before they can be utilized. This valuation allowance relates entirely to the deferred tax assets of Hardie Europe. Management has not provided a valuation allowance against deferred tax assets related to Hardie U.S. or Hardie Australia, as management believes it is more likely than not that sufficient taxable income will be generated in the foreseeable future to realize these deferred tax assets. At March 31, 1996, net operating loss carryforwards available to offset future taxable income of Hardie Italy expire as follows:

         1999                                  $1,963,000
         2000                                     128,000
         2001                                     355,000
                                               ----------
                                               $2,446,000
                                               ----------
                                               ----------

    The following is a reconciliation of income taxes at the federal statutory rates with income taxes recorded by the Companies for the fiscal year ended March 31, 1996:

    U.S. income tax benefit
       computed at the statutory rate of 34%                        ($34,501)
    State income taxes, net of federal benefit                         6,575
    Effect of permanent differences, net                             179,673
    Other, net                                                         2,172
                                                                   ---------

        U.S. income tax provision                                    153,919
                                                                   ---------

    Australian income tax provision
        computed at the statutory rate of 36%                         (1,845)
    Effect of permanent differences, net                             (57,712)
                                                                    ---------

        Australian income tax benefit                                (59,557)
                                                                    ---------

    Italian income tax benefit computed at
        the statutory rate of 52.3%                                 (183,485)
    Effect of non recognition of income tax
        benefit related to net operating loss
        and increase in valuation allowance                          183,485
                                                                   ---------

        Italian income tax (benefit) provision                          -
                                                                   ---------

    Income tax provision                                           $  94,362
                                                                   ---------
                                                                   ---------


                                      Continued
                                         A-13

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


7.  Accrued Expenses and Other Liabilities:

    Accrued expenses and other liabilities consist of the following components as of March 31, 1996:

    Warranty                                         $1,544,535
    Advertising and promotion                           992,440
    Cooperative advertising                             880,156
    Vacation                                          1,629,918
    Sales commissions                                   486,584
    Employee profit sharing and pension                 181,357
    Accrued payroll                                     607,898
    Other liabilities                                   760,295
                                                     ----------
                                                     $7,083,183
                                                     ----------
                                                     ----------

8.  Commitments and Contingencies:

    The Companies conduct their operations from certain facilities that are leased under operating leases over the next 3 to 7 years. There are options to renew certain leases for additional periods of 2 to 5 years at renegotiated rental amounts. Certain of these leases contain escalation clauses and/or require the Companies to pay property taxes, insurance, and maintenance costs. The Companies also lease certain vehicles and equipment under operating lease agreements from various third parties with terms up to 5 years.

    The following are the remaining future minimum rental payments required under the above operating leases for each of the next five fiscal years and in total thereafter:

         1997                   $1,386,376
         1998                      728,450
         1999                      307,883
         2000                      172,972
         2001                      172,972
         Thereafter                 92,275
                                ----------

                                $2,860,928
                                ----------
                                ----------

    Rent expense was $1,175,348 for the fiscal year ended March 31, 1996.

    Letters of credit are issued by the Companies during the ordinary course of business, as required by certain vendor contracts. The Companies have commitments for letters of credit totaling $2,822,880 at March 31, 1996.


                                      Continued
                                         A-14

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------

8.  Commitments and Contingencies, Continued:

    The Companies are responsible for the repair of defective products and certain related expenses under the terms of the Companies' warranty programs. The Companies' warranty programs provide a limited warranty against original manufacturing defects on all products for periods ranging from 1 to 10 years from the date of original sale. The Companies record a provision for the estimated warranty claims including an estimate for claims incurred but not reported through year-end.

    Hardie Australia borrowed $273,352 (A$350,000) from the State Government on March 30, 1990 as part of the funding for establishing one of the Australian facilities. Subject to compliance with the conditions of the loan, which include a requirement that Hardie Australia employ a minimum number of permanent staff, the loan is non-interest bearing and repayable on March 30, 2089.

    As Hardie Australia has not met the requirement to employ a certain number of permanent staff, the State Government of South Australia has demanded repayment of $85,911 (A$110,000). This amount is included in the combined financial statements in the category described as "Accrued Expenses and Other Liabilities." Should the number of permanent staff continue to decrease, or if the manufacturing facility was moved out of South Australia, the State Government of South Australia may demand repayment of the remaining $187,441 (A$240,000). However, should Hardie Australia meet the above requirements by June 2000, the State Government of South Australia has indicated that it may return the amount of $85,911 (A$110,000) to the Company and not demand early repayment of the remaining $187,441 (A$240,000).

    The amount of $187,441 (A$240,000) has not been recognized in the combined financial statements as a liability on the basis that the net present value of the amount payable in 2089 is negligible.

    Following a value-added-tax (VAT) investigation for fiscal year 1994, Italian authorities have indicated their intention to assess penalties against Hardie Europe. Management has accrued for the estimated amount of the claim.

    The Companies are involved in certain asserted and unasserted potential claims which have not been finally adjudicated. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Companies' financial position or results of operations.


                                      Continued
                                         A-15

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


9.  Employee Benefit Plans:

    The U.S. Parent sponsors a 401(k) defined contribution plan for Hardie U.S. employees who have completed one year of service and are at least 21 years of age. Employees may contribute up to 14% of their compensation on a before-tax basis, subject to the maximum dollar amount allowed under
    Section 404(a) of the Internal Revenue Code, as amended. The Company matches 100% of each employee's contribution, limited to 6% of the employee's compensation. Participants become immediately 100% vested in their contributions and earnings thereon. All contributions vest over a five-year period. The expense for Hardie U.S. related to this plan was $673,618 for the fiscal year ended March 31, 1996.

    The Parent also sponsors a defined contribution plan for employees of Hardie Australia. Employees are eligible immediately upon commencement of permanent employment, and may contribute up to 10% of their salary on a before-tax basis. Hardie Australia provides a minimum benefit of at least the superannuation guarantee amount determined by the Federal Government in Australia (currently 6% of salary). Vesting is based on years of credited service. Participants become immediately 100% vested in employee contributions and earnings thereon. The expense for Hardie Australia related to this plan was $501,294 for the fiscal year ended March 31, 1996.



10. Related Party Transactions:

    The Companies have short-term amounts receivable and payable to James Hardie Industries Limited, the U.S. Parent and affiliates which are shown net in the accompanying financial statements. These amounts are related to various intercompany transactions including, among others, sales of products to affiliates, purchases of product from affiliates, current income taxes, and the allocation of certain operating expenses to the Companies by James Hardie Industries Limited, the U.S. Parent and affiliates. These amounts are due and payable on demand and do not bear interest.

    Sales of products to affiliates totaled approximately $1,510,000 for the fiscal year ended March 31, 1996. Purchases of product from affiliates were not significant.

    Hardie U.S. has a loan payable to the U.S. Parent which bears interest at the average six month LIBOR rate plus 0.4%. The effective interest rate on this loan was 5.9% at March 31, 1996.

    Hardie Europe has a loan due to James Hardie Holdings Ltd., which bears interest at the one-month LIBOR plus 0.75%. The effective interest rate on this loan was 6.102% at March 31, 1996. The principal amount of this loan is $5,000,000. In addition, Hardie Europe has a non-interest bearing loan totaling $2,133,375 due to RIS International Finance N.V., an affiliate of the Parent. This loan is denominated in Italian Lira.

    Hardie U.S. receives interest income from or pays interest expense to the U.S. Parent based upon the level of working capital employed. Hardie U.S. also pays a management fee to the U.S. Parent and is allocated certain general and administrative expenses.


                                      Continued
                                         A-16

                            JAMES HARDIE IRRIGATION GROUP

                      NOTES TO THE COMBINED FINANCIAL STATEMENTS
                       for the fiscal year ended March 31, 1996
                                   ---------------


11. Subsequent Event:

    On June 12, 1996, Hardie Australia sold their investment interest in certain depositary receipts issued by the Stichting Administration RIS International Finance N.V. This investment was acquired in fiscal year 1988 at an initial cost of $11,318,722 (A$15,235,000) and was written down to zero prior to the fiscal year ended March 31, 1996. Hardie Australia did not receive cash in connection with this transaction but reduced an intercompany payable account and recognized a gain of $6,730,326 (A$9,057,000) for the full amount of the sales price.

    On September 18, 1996, the Parent entered into an agreement to sell all of the issued and outstanding shares of the Companies to The Toro Company for an initial purchase price of $131,500,000. The purchase price was subsequently adjusted to $119,125,000 based on the unaudited aggregate shareholders' equity on December 1, 1996, and is subject to further adjustment based upon final audit results.


                                      Continued
                                         A-17

                            James Hardie Irrigation Group
                    Condensed Combined Balance Sheet (unaudited)
                                as of October 31, 1996
                                (Dollars in thousands)



ASSETS
Cash and cash equivalents                                            $     33
Receivables (net)                                                      29,522
Inventories                                                            30,703
Other current assets                                                    2,307
                                                                   ----------
         Total current assets                                          62,565

Property, plant and equipment, net                                     32,869
Intangible assets, net                                                  3,044
Other assets                                                            5,624
                                                                   ----------
         Total assets                                                 104,102
                                                                   ----------
                                                                   ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Bank overdraft                                                          1,330
Accounts payable and accrued liabilities                               17,922
                                                                   ----------
         Total current liabilites                                      19,252

Loans due to U.S. Parent and affiliates                                72,401
Other liabilities                                                         156
                                                                   ----------
         Total liabilities                                             91,809

Common shareholders' equity                                            12,293
                                                                   ----------

         Total liabilities and equity                              $  104,102
                                                                   ----------
                                                                   ----------


See accompanying notes to the condensed combined financial statements.

                            James Hardie Irrigation Group
               Condensed Combined Statement of Operations (unaudited)
                     for the seven months ended October 31, 1996
                                (Dollars in thousands)


Net sales                                                           $  75,632
Cost of sales                                                          54,104
                                                                   ----------
         Gross profit                                                  21,528

Selling, general and administrative expense                            20,749
                                                                   ----------
         Earnings from operations                                         779

Interest expense to third parties                                         115
Management fees and other expenses to affiliates                          301
Interest expense to affiliates                                          2,057
Interest income from affiliates                                         (953)
Other income, net                                                     (7,069)
                                                                   ----------
         Earnings before income taxes                                   6,328

Income tax benefit                                                        410
                                                                   ----------
         Net earnings                                              $    6,738
                                                                   ----------
                                                                   ----------


See accompanying notes to the condensed combined financial statements.

                            James Hardie Irrigation Group
               Condensed Combined Statement of Cash Flows (unaudited)
                     for the seven months ended October 31, 1996
                                (Dollars in thousands)

Net cash provided by operating activities                          $   51,845

Cash flows from investing activities:
    Capital expenditures                                               (2,468)
    Increase in purchased software                                       (842)
    Proceeds from sale of fixed assets                                     40
                                                                   ----------
         Net cash used in investing activities                         (3,270)

Cash flows from financing activities:
    Decrease in bank overdraft                                         (1,676)
    Decrease in loans due to affiliates                               (49,048)
                                                                   ----------
         Net cash used in financing activities                        (50,724)

         Net decrease in cash and cash equivalents                     (2,149)

Cash and cash equivalents, beginning of period                          2,182
                                                                   ----------

Cash and cash equivalents, end of period                           $       33
                                                                   ----------
                                                                   ----------


See accompanying notes to the condensed combined financial statements.

                            James Hardie Irrigation Group
            Notes to Condensed Combined Financial Statements (unaudited)
                                   October 31, 1996

1.  Basis of Presentation:

    The accompanying condensed combined financial statements are unaudited and do not include all the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited statements include all adjustments, consisting primarily of recurring accruals, considered necessary for a fair
    presentation of the financial position and results of operations.   The
    interim financial results are not necessarily indicative of the results of operations for a full fiscal year.


2.  Inventories:

    Inventories at October 31, 1996 consist of the following:

         Raw materials                 $  7,425
         Work-in-process                  3,627
         Finished goods                  23,491
                                      ----------
                                         34,543
         Valuation allowance             (3,840)
                                      ----------
                                      $  30,703
                                      ----------
                                      ----------


3.  Subsequent Event:

    On September 18, 1996, the Parent entered into an agreement to sell all of the issued and outstanding shares of the Companies to The Toro Company for an initial purchase price of $131,500,000. The purchase price was subsequently adjusted to $119,125,000 based on the unaudited aggregate shareholders' equity on December 1, 1996, and is subject to further adjustment based upon final audit results.


4.  Commitments and Contingencies:

    The Companies are involved in certain asserted and unasserted potential claims which have not been finally adjudicated. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Companies' financial position or results of operations.

                                   The Toro Company
                  Unaudited Pro Forma Condensed Financial Statements


On September 18, 1996, the Parent of James Hardie Irrigation Group entered into an agreement to sell all of the issued and outstanding shares of the Companies to The Toro Company for an initial purchase price of $131,500,000. The purchase price was subsequently adjusted to $119,125,000 based on the unaudited aggregate shareholders' equity on December 1, 1996, and is subject to further adjustment based upon final audit results. The acquisition was financed with proceeds from a $160 million revolving line of credit.

The acquisition is accounted for using the purchase accounting method and, accordingly, the purchase price will be allocated to the assets acquired and liabilities assumed based on the estimated fair value of such assets at the date of acquisition. The excess of the purchase price over the fair value of the net tangible assets will be recorded as goodwill and amortized on a straight-line basis over 20 years. The unaudited condensed pro forma balance sheet and results of operations are based on available information and certain assumptions regarding the allocation of the purchase price, which could change significantly based on the results of appraisals, finalization of the purchase price as a result of a closing date audit and other analysis.

The accompanying condensed pro forma consolidated financial statements illustrate the effect of the acquisition on The Toro Company's financial position at October 31, 1996 and results of operations for the year then ended as if the acquisition had taken place on October 31, 1996 with respect to the balance sheet and November 1, 1995 with respect to the statement of operations.

The pro forma condensed consolidated results of operations may not be indicative of actual results which would have been obtained if the acquisition had occurred on November 1, 1995.

                                   The Toro Company
                     Unaudited Pro Forma Condensed Balance Sheet
                                As of October 31, 1996
                                (Dollars in thousands)

                                                             Hardie
                                       The Toro              Irrigation                   The Toro
                                       Company               Group         Pro forma      Company
                                       (Historical)          (Historical)  adjustments    (Pro forma)
                                       --------------------------------------------------------------
ASSETS
Cash and cash equivalents              $       66                  33                            99
Receivables, net                          239,637              29,522                       269,159
Inventories                               130,288              30,703                       160,991
Other current assets                       35,010               2,307                        37,317
                                        ---------------------------------------------       ---------
         Total current assets             405,001              62,565                       467,566
                                        ---------------------------------------------       ---------

Property, plant and equipment,
    net                                    73,810              32,869                       106,679
Other assets                               18,066              8,668         (4,250)(1)      66,109
                                                                             43,625 (1)
                                        ---------------------------------------------       ---------

         Total assets                  $  496,877             104,102        39,375         640,354
                                        ---------------------------------------------       ---------
                                        ---------------------------------------------       ---------

LIABILITIES AND EQUITY
Bank overdraft                         $     -                  1,330                         1,330
Current portion of long-term
    debt                                      350                 -                             350
Short-term borrowing                       41,025                 -         124,069 (2)     165,094
Accounts payable and accrued
    liabilites                            166,482              17,922                       184,404
                                        ---------------------------------------------       ---------
         Total current liabilities        207,857              19,252       124,069         351,178
                                        ---------------------------------------------       ---------

Long-term debt, less current
    portion                                53,015                 -                          53,015
Payable to affiliates                        -                 72,401       (72,401) (1)        -
Other long term liabilities                22,438                 156                        22,594
                                        ---------------------------------------------       ---------
         Total liabilities                283,310              91,809        51,668         426,787

Common shareholders' equity               213,567              12,293       (12,293) (1)    213,567
                                        ---------------------------------------------       ---------

         Total liabilities and
         common stockholders'
         equity                        $  496,877             104,102        39,375         640,354
                                        ---------------------------------------------       ---------
                                        ---------------------------------------------       ---------


                                   The Toro Company
                Unaudited Pro Forma Condensed Statement of Operations
                      For the fiscal year ended October 31, 1996
                       (in thousands, except per share amounts)



                                                             Hardie
                                       The Toro              Irrigation                   The Toro
                                       Company               Group         Pro forma      Company
                                       (Historical)          (Historical)  adjustments    (Pro forma)
                                       --------------------------------------------------------------
Net sales                              $  930,909             141,449                  $  1,072,358
Cost of goods sold                        589,186             101,514                       690,700
                                         -------------  ---------------                 -------------
    Gross profit                          341,723              39,935                       381,658

Selling, general and
     administrative expenses              278,284              35,862         2,181 (3)     315,945
                                                                               (382)(5)
                                         --------------------------------------------    ------------
    Earnings from operations               63,439               4,073        (1,799)         65,713

Interest expense to third parties          13,590                 197         9,063 (4)      22,850
Management fees to affiliates                   -                 549          (549)(5)         -
Interest expense to affiliates                  -               5,828        (5,828)(5)         -
Interest income from affiliates                 -              (2,090)        2,090 (5)         -
Other income, net                         (10,331)             (6,480)        6,730 (6)     (10,587)
                                                                               (506)(5)
                                         --------------------------------------------    ------------
    Earnings before income
         taxes                             60,180               6,069       (12,799)         53,450
Income tax provision (benefit)             23,771                (410)       (2,260)(7)      21,101
                                         --------------------------------------------    ------------
    Net earnings                        $  36,409               6,479       (10,539)      $  32,349
                                         --------------------------------------------      ----------
                                         --------------------------------------------      ----------
Net earnings per share of
    common stock and
    common stock equivalent             $    2.90                                         $    2.58
                                         ----------                                        ----------
                                         ----------                                        ----------
Weighted average shares of
common stock  and common
stock equivalents outstanding
for the year (primary and
fully diluted)                         12,554,715                                        12,554,715
                                        -----------                                       -----------
                                        -----------                                       -----------



                                   The Toro Company
Notes to Unaudited Pro Forma Condensed Balance Sheet and Statement of Operations

1.  Adjustments to reflect the acquisition of James Hardie Irrigation Group
    (JHI) and the allocation of the estimated purchase price and related capitalized acquisition costs on the basis of estimated fair values of assets acquired and liabilities assumed. The actual purchase price is based on the assets acquired and liabilities assumed as of December 1, 1996, and is subject to adjustment based on final audit results. For purposes of the pro forma financial statements at October 31, 1996, the components of the purchase price have been computed based on assets and liabilities of JHI as of October 31, 1996. The estimated excess of the purchase price over net assets acquired, estimated fair value adjustments and estimated capitalized acquisition costs are based on the actual acquisition date of December 1,1996.

         JHI shareholder's equity at October 31, 1996       $    12,293
         Plus liabilities not assumed                            72,401
         Less assets not acquired                                (4,250)
         Excess of purchase price over net book value of
               assets acquired                                   26,900
                                                             ----------
              Purchase price as if acquisition price were
                   determined on 10/31/96                       107,344
         Estimated capitalized acquisition costs                 16,725
                                                             ----------
                                                             $  124,069
                                                             ----------
                                                             ----------


2. The acquisition has initially been financed with temporary short-term bank debt; however, the Company has filed a shelf registration for issuance of public debt which would replace all or a portion of the short-term debt with long-term debt.

3. Represents amortization of the excess purchase price on a straight-line basis over 20 years.

4. Additional interest expense related to the acquisition, assuming average borrowings for acquisition debt and Hardie working capital of $125 million at an annual interest rate of 7.25% representing the approximate average of the long and short-term rates for the year. See Note 2 above regarding the acquisition debt.

5. Represents intercompany interest income, interest expense, management fees and other expenses to affiliates of JHI which will not be recurring after the acquisition.

6. In June 1996, JHI sold a depositary receipt and realized a gain of $6,730. This gain is not expected to be a recurring item subsequent to the acquisition.

7. Represents the adjustment to tax expense required to arrive at a consolidated pro forma tax rate of 39.5%. The income tax rate is based on The Toro Company's tax structure and no attempt was made to determine the actual income tax rate under the post acquisition structure.